UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARMINA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

UTAH (State or other jurisdiction of incorporation or organization)	870305395 (I.R.S. Employer Identification No.)

Suite 810, 540 8th Avenue S.W.
Calgary, Alberta, Canada  T2P 0M2
(Address of Principal Executive Offices and Zip Code)

2003 Stock Option Plan
(Full title of the plan)

John M. Alston, CEO
Carmina Technologies Inc.
Suite 810, 540 8th Avenue S.W.
Calgary, Alberta, Canada  T2P 0M2
(Name and address of agent for service)

403.269.5369
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

William L. MacDonald
Clark, Wilson, Barristers and Solicitors
#800 - 885 West Georgia Street
Vancouver, British Columbia, Canada, V6C 3H1
Telephone: 604.687.5700
Facsimile: 604.687.6314

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	4,000,000(1)	$1.25 (1)	$1,600,000 (2)	$161.80(2)

(1)

The 2003 Stock Option Plan authorizes the issuance of a maximum of 4,000,000 shares of our common stock pursuant to incentive awards granted to eligible employees, directors, officers and consultants of our company or any of our subsidiaries who are resident in the United States and/or subject to taxation in the United States, and to eligible employees, directors, officers and consultants of our company or any of our subsidiaries, regardless of where they may be resident or where they may be subject to taxation.  All of the shares issuable under the Stock Option Plan are being registered under this registration statement on Form S-8.

(2)

The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.35 bid; $0.45 ask) of the common stock of Carmina Technologies Inc. as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on September 24, 2003.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 4,000,000 shares of our common stock which may be issued pursuant to our 2003 Stock Option Plan.  The purpose of the 2003 Stock Option Plan is to secure for our company and our shareholders the benefits arising from capital stock ownership by employees, directors or officers of, and consultants or advisors to, our company and subsidiary corporations who have contributed to our company in the past and who are expected to contribute to our company's future growth and success.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act.  Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 4,000,000 of our shares of common stock which will be issued directly under the 2003 Stock Option Plan, or pursuant to the exercise of options or other awards granted under the 2003 Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.

Plan Information

We will send or give the documents containing the information specified in Part I of Form S-8 to individuals who participate in our 2003 Stock Option Plan, and who, in the case of an award of stock options, consent to and execute the required form of Stock Option Agreement.  A copy of the 2003 Stock Option Plan is attached as exhibit 4.1 to this Form S-8; the form of Stock Option Agreement for use under the 2003 Stock Option Plan is attached as exhibit 4.2 to this Form S-8.

This registration statement relates to a maximum of 4,000,000 common shares in the capital of Carmina Technologies Inc. issuable directly under the 2003 Stock Option Plan or pursuant to the exercise of options or other awards granted under the 2003 Stock Option Plan.

Item 2.

Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of this 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the 10(a) prospectus).  Requests should be directed to the Chief Executive Officer, Carmina Technologies Inc., Suite 810, 540 8th Avenue S.W., Calgary, Alberta, Canada T2P 0M2.  Our telephone number is 403.269.5369.

REOFFER PROSPECTUS

The date of this prospectus is September 29, 2003

Carmina Technologies Inc.
Suite 810, 540 8th Avenue S.W.
Calgary, Alberta, Canada  T2P 0M2

4,000,000 Shares of Common Stock

This reoffer prospectus relates to a maximum of 4,000,000 shares of our common stock which may be offered and resold from time to time by the selling stockholders identified in this prospectus.  It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale.  We will receive no part of the proceeds from sales made under this reoffer prospectus.  The selling stockholders will bear all sales commissions and similar expenses.  Any other expenses incurred by us in connection with this registration statement and offering and not borne by the selling stockholders will be borne by us.

The selling stockholders and any brokers executing selling orders on his behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common stock is traded on the OTC Bulletin Board under the symbol "CARL.OB".  On September 24, 2003, the last reported closing bid price of our common stock on such market was $0.35 per share.

Our principal executive offices are located at Suite 810, 540 8th Avenue S.W., Calgary, Alberta, Canada, T2P 0M2 and our telephone number is 403.269.5369.

THE COMMON SHARES OFFERED PURSUANT TO THIS REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" ON PAGE 8 OF THIS REOFFER PROSPECTUS.  THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

REOFFER PROSPECTUS TABLE OF CONTENTS
Page Number
PROSPECTUS SUMMARY	6
FORWARD-LOOKING STATEMENTS	6
RISK FACTORS	6
WE HAVE A HISTORY OF NET LOSSES AND A LACK OF ESTABLISHED REVENUES AND AS A RESULT WE EXPECT TO INCUR NET LOSSES IN THE FUTURE	7
NEED FOR OUTSIDE FINANCING; BUSINESS AND PRODUCT DEVELOPMENT	7
COMPETITION	7
LACK OF PATENT PROTECTION	7
UNCERTAINTY AS TO FUTURE PROFITABILITY	7
QUALITY OF MARKETING AND SERVICE	8
LOSS OF SERVICES OF KEY EMPLOYEES	8
LACK OF MINORITY SHAREHOLDER VOTING CONTROL	8
INFRINGEMENT BY OUR SERVICES ON OTHER INTELLECTUAL PROPERTY	8
MARKET FOR COMMON STOCK	8
RISKS OF “PENNY STOCK”	8
POSSIBLE FUTURE COMPENSATION ARRANGEMENTS	9
INABILITY TO PROTECT ANY PROPRIETARY TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS AGAINST INFRINGEMENT AND ANY RELATED LITIGATION COULD BE TIME-CONSUMING AND COSTLY	9
USE OF PROCEEDS	9
SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	11
EXPERTS	12
LEGAL MATTERS	12
MATERIAL CHANGES	13
INCORPORATION OF DOCUMENTS BY REFERENCE	13
AVAILABLE INFORMATION	13
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	13

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this reoffer prospectus.  Consequently, this summary does not contain all of the information that you should consider before investing in our common stock.  You should carefully read the entire prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this reoffer prospectus.

This reoffer prospectus relates to a maximum of 4,000,000 shares of our common stock which may be offered and resold from time to time by the selling stockholders identified in this prospectus.  It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale.  We will not receive any proceeds from the sales of common stock by the selling shareholders under this reoffer prospectus.  The selling stockholders will pay for the cost of all sales commissions and similar expenses.  We will however pay for all of the costs associated with the filing of this registration statement.

We (together with our subsidiaries) are engaged in the sale of pest and health and safety monitoring products and systems.  During the fiscal year ended December 31, 2002 and the six-month period ended June 30, 2003, we earned revenues primarily from online services and hosting and hardware sales.  Our principal executive offices are located at Suite 810, 540 8th Avenue S.W., Calgary, Alberta, Canada, T2P 0M2.  We were incorporated under the laws of the State of Utah on March 5, 1973.  Our telephone number is 403.269.5369.

We have three wholly-owned subsidiaries:  Carmina Canada Inc., Assured Performance Monitoring Inc. and WorldWide Online Corp.  Carmina Canada Inc. was incorporated on May 7, 1999 under the laws of the Province of Alberta.  Assured Performance Monitoring, Inc. was incorporated on August 20, 2001 under the Canada Business Corporation Act. WorldWide Online Corp., which we acquired on October 1, 2002, was incorporated on August 16, 1995 under the laws of the Province of Ontario.

FORWARD LOOKING STATEMENTS

This reoffer prospectus contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this reoffer prospectus, the terms "we", "us", "our" and "Carmina" mean Carmina Technologies Inc., unless otherwise indicated.

RISK FACTORS

Much of the information included in this registration statement includes or is based upon estimates, projections or other "forward looking statements".  Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Those forward-looking statements also involve certain risks and uncertainties.  Factors, risks and uncertainties that could cause or contribute to such differences include those specific risks and uncertainties discussed below and those discussed in our Annual Report on Form 10-KSB for the year ended December 31, 2002.  The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document.

Our common shares are considered speculative during the development of our new business operations.  Prospective investors should consider carefully the following:

We have a history of net losses and a lack of established revenues and as a result we expect to incur net losses in the future.  We have had a history of losses and expect to continue to incur losses, and may never achieve or maintain profitability.  We have incurred losses since we began operations, including a loss of $1,242,307 for the year ended December 31, 2002.  As of December 31, 2002, we have an accumulated deficit of $3,675,336.  Our ability to achieve profitability in the future will depend upon our ability to complete the development of our products, create a customer base, increase our market presence and enhance and maintain our proprietary technology.  To achieve these goals, we will need to increase spending on marketing, technology, product development and other operating costs.  We expect to have net losses and negative cash flow and expect to spend significant amounts of capital to enhance our services and technologies and fund research and development.  As a result, we will need to generate significant revenue to break even or achieve profitability.  Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.  If we do not achieve and maintain profitability, the market price for our common stock may decline, perhaps substantially.

Although we anticipate that we will be able to generate revenues, we also expect that development costs and operating costs will increase as well.  Consequently, we expect to incur operating losses and negative cash flow until our existing services gain sufficient market acceptance to generate a commercially viable and sustainable level of sales which are expected in 2004, and/or additional services are developed and commercially released and sales of such services made so that we are operating in a profitable manner.  These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditor's opinion with respect to the consolidated financial statements for the year ended December 31, 2002.  To the extent that such expenses are not followed in a timely manner by increased revenues, our business, results of operations, financial condition and prospects would be materially adversely affected.

Our Need for Outside Financing in Order to Proceed with  Business and Product Development.  To date, we have had negative cash flows from operations and have depended on sales of our common stock to meet cash requirements.  We have estimated additional funding requirements of $3,000,000 over the next 12 months to carry out our business plan.  While we will seek to raise the needed funds through either private placements or a secondary offering, there is no assurance that the required financing can be obtained on terms favorable to our existing shareholders, or that financing can be obtained at all.  Absent such additional financing, the successful operation of our company, as well as development and marketing of our products, may not be viable.

Our Competition.  Because of the nature of our business and the lack of barriers preventing competitors from entering the market, competition may become intense amongst competing monitoring systems.  Competitors may have longer operating histories, greater name recognition and greater financial, technical and marketing resources and thus, may be able to adopt more aggressive pricing policies, respond to new technologies, industry standards and customer demands, expand globally and make more attractive offers to potential employees and consultants.

Our Lack of Patent Protection.  Due to the nature of our APM products, we do not have patent protection on these products and services.  There are limited barriers to prevent other companies entering the market with competing products and services.  Where possible, we will seek to obtain appropriate patents on patentable intellectual property that we develop in the future.  Should we fail to obtain such patents our ability to be competitive in the marketplace will be adversely affected.

The Uncertainty as to Future Profitability.  There is no assurance that we will be able to sell our products and services at a profit, given the competitive nature of the business sector in which we are involved.

Our Possible Failure to Maintain the Quality of Marketing and Service.  Should we not provide the quality of marketing and service that we propose to provide, our business will lack the competitiveness required to allow the company to be viable.

The Possible Loss of Services of Key Employees.  As at September 22, 2003, our key personnel include John Alston (President and Chief Executive Officer), Glen Alston (Chief Financial Officer), and Stephen Kohalmi (Director of Technology).  The loss of the services of any of the above mentioned or other key employees, or the services of any future key employees for any reason may have a materially adverse effect on our prospects.  There can be no assurance that we would be able to find a suitable replacement in the event that the services of any of these key employees, or of a future key employee, is lost.  Furthermore, we do not presently maintain "key man" life insurance on the lives of our key personnel.  We rely upon the continued service and performance of a relatively small number of key senior management personnel, and our future success depends on our retention of these key employees whose knowledge of our business and technical expertise would be difficult to replace.  At this time, none of our key personnel are bound by employment agreements, and as a result, any of these employees could leave with little or no prior notice.  If we lose any of our key personnel, our business may be adversely affected.

If we are unable to hire and retain technical, sales and marketing and operational personnel, our business could be materially adversely affected.  We intend to hire a significant number of additional personnel, including software engineers, sales and marketing personnel and operational personnel in the future.  Competition for these individuals is intense, and we may not be able to attract, assimilate, or retain additional highly qualified personnel in the future.  The failure to attract, integrate, motivate and retain these employees could harm our business.

The Lack of Minority Shareholder Voting Control.  Due to their ownership of a majority of the shares of our outstanding common stock, Rhonda Corporation, through its board of directors and Dorian Trust, through its protector, Yvonne Gillespie, daughter of John M. Alston, together have voting control of our company, including the ability to elect all of our directors, who in turn elect all executive officers, without regard to the votes of other stockholders.

The Possible Infringement by our services on other intellectual property.  Our services may inadvertently infringe upon the intellectual property rights of others, and resulting claims against us could be costly and require that we enter into disadvantageous license or royalty arrangements.  The software industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of intellectual property rights.  Although we attempt to avoid infringing known proprietary rights of third parties, we may be subject to legal proceedings and claims for alleged infringement by of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business.  Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and management's attention or require that we enter into royalty or license agreements which are not advantageous to us.  In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our services.

The Uncertain Market for Common Stock.  Prior to December 5, 2001 there was no "established public market" for our common stock.  (See Caption, "Risks of Penny Stocks" below.)  Since December 5, 2001 our common stock has been quoted on the Bulletin Board of the National Association of Securities Dealers, Inc.  (the "OTCBB").  Any market price for our shares of common stock is likely to be very volatile, and numerous factors beyond our control may have a significant effect.  In addition, the stock markets generally have experienced and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies.  These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock in any market that may develop.

The Risks of "Penny Stock".  Our common stock may be deemed to be "penny stock" as that term is defined in Reg. Section 240.3a5l-l of the Securities and Exchange Commission.  Penny stocks are stocks: (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in companies with net tangible assets less than $2,000,000 (if the company has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Reg. Section 240.15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.   Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

Moreover, Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

The Costs of Possible Future Compensation Arrangements.  If we are successful in developing and marketing our products and services, it may be necessary, in order to retain qualified management and directors, to enter into arrangements and agreements which will allow officers and directors to participate in retirement, deferred compensation and other financial plans, although such arrangements and agreements are not determined at this time.

Our Inability to protect any proprietary technology and intellectual property rights against infringement and that any related litigation could be time-consuming and costly .  Our success and ability to compete depend to a significant degree on the proprietary technology.  If any of our competitors copies or otherwise gains access to the proprietary technology or develops similar technology independently, we would not be able to compete as effectively.  We also consider our service marks invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand.  The measures we take to protect the proprietary technology and other intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use.  Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.  We may need to bring legal claims to enforce or protect such intellectual property rights.  Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources.  In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid.  Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our websites or other of our technologies.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of up to 4,000,000 shares of common stock by the selling stockholders who may be issued shares directly or upon exercise of options or other awards issued under our 2003 Stock Option Plan.

SELLING STOCKHOLDERS

Our board of directors, as the administrator of the 2003 Stock Option Plan, may grant awards to officers, employees, directors and consultants of (a) our company or (b) any of the following entities: (i) any corporation which holds a majority of the voting shares of our company, (ii) any corporation which qualifies as a subsidiary of our company under Utah corporate law, or (iii) any business, corporation, partnership, limited liability company or other entity in which our company or any of the entities referred to in paragraph (b)(i) or (ii)  holds a substantial ownership interest, directly or indirectly.  As at the date hereof, we have issued a total of 3,169,300 options under the 2003 Stock Option Plan to the selling stockholders identified in the following table.  If, subsequent to the date of this reoffer prospectus, we grant additional awards to any of our affiliates (as defined in Rule 405) under the 2003 Stock Option Plan, Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them.

The following table identifies the selling stockholders (some of whom are non-affiliates who hold options granted under the 2003 Stock Option Plan as "restricted securities", as defined in Instruction C of Form S-8) and indicates (i) the nature of any material relationship that such selling stockholder has had with us for the past three years, (ii) the number of shares held by the selling stockholders, (iii) the amount to be offered for each of the selling stockholder's account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by each selling stockholder after the sale of the shares offered by them pursuant to this offering.  The selling stockholders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares.  United States Securities and Exchange Commission rules require that we assume that the selling stockholders sell all of the shares offered with this reoffer prospectus.

Selling Stockholder	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options(2)	Number of Shares	Shares Being Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding (3)
					Percent of Class
John M. Alston, President, CEO and Director	0	0	0	0	0%
Glen R. Alston, Chief Financial Officer	385,500	0	0	385,500	1.3%
Therese Johnson, Secretary	700	49,300	49,300	700	<0.1%
Bernard Benning, Director	10,000	200,000	200,000	10,000	<0.11%
Thomas Whittingham, Director	0	200,000	200,000	0	0%
Richard Day, Director	410,000	0	0	410,000	1.4%
Stephen Kohalmi, Director of Technology and Director	4,187,000	0	0	4,187,000	14.2%
Robert Coffey, Consultant	0	200,000	200,000	0	0%
Romeo Colacitti, Vice-President of Subsidiary	100,000	240,000	240,000	100,000	0.3%
Amin Ramji, Employee	0	120,000	120,000	0	0%
David Emmerson, Employee	12,500	75,000	75,000	12,500	<0.1%
Peter Flor, Employee	0	40,000	40,000	0	0%
Kursat Aksel, Employee	0	40,000	40,000	0	0%
Eugen Han, Employee	0	30,000	30,000	0	0%
Jon Jin, Employee	0	20,000	20,000	0	0%
Paul Li, Employee	0	20,000	20,000	0	0%
Michael Hornstein, Consultant	0	200,000	200,000	0	0%
Paul Valeriote, Vice-President of Subsidiary	0	200,000	200,000	0	0%
Douglas Pickett, Employee	0	200,000	200,000	0	0%
Etablissment Brinkton, Consultant	0	800,000	800,000	0	0%
Chris Mundreon, Consultant	0	50,000	50,000	0	0%
Michael Noble, Employee	0	100,000	100,000	0	0%
Daniel Dwyer, Employee	0	10,000	10,000	0	0%
Paul Valder, Consultant	0	200,000	200,000	0	0%
Gordon Wayne Slater, Employee	0	50,000	50,000	0	0%
Colin Parewick, Employee	0	25,000	25,000	0	0%
Michael Sellyech, Employee	0	50,000	50,000	0	0%
Jorge Ruiz, Employee	0	25,000	25,000	0	0%
Robert d'Artois, Vice President	604,800	0	0	604,800	2.0%
Total		3,144,300	3,144,300

(1)

Represents shares owned beneficially by each of the named selling stockholders.  This figure includes shares that may be acquired under unexercised stock options or warrants which are exercisable as of, or within 60 days of, the date of this reoffer prospectus, other than those stock options which have been granted under the 2003 Stock Option Plan.

(2)

Represents shares of our common stock underlying options granted to each of the named selling stockholders under 2003 Stock Option Plan, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3)

Based on 29,550,300 shares of our common stock outstanding as of September 29, 2003.  It is assumed that all of the shares of common stock offered pursuant to this reoffer prospectus will be exercised and sold.

The information provided in the table above with respect to the selling stockholders has been obtained from each of the selling stockholders.  Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling stockholders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by each selling stockholder after this offering.  In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution.

Since our company does not currently meet the registrant requirements for use of Form S-3 or Form F-3, the amount of shares of our common stock which may be resold by means of this reoffer prospectus by each of the selling stockholders named herein, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act of 1933.

In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise.  Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.  The shares of common stock being offered by this reoffer prospectus may be sold by the selling stockholder by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)

purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

(c)

an exchange distribution in accordance with the rules of the applicable exchange;

(d)

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)

privately negotiated transactions;

(f)

market sales (both long and short to the extent permitted under the federal securities laws);

(g)

at the market to or through market makers or into an existing market for the shares;

(h)

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i)

a combination of any aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholder.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their respective brokers.  Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time.  Upon a sale of the shares of common stock, the selling stockholder intends to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event the selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal accounting, printing and mailing fees are and will be borne by us.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholder, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

EXPERTS

The consolidated financial statements of Carmina Technologies, Inc. (the successor company), incorporated by reference in this reoffer prospectus, have been audited by BDO Dunwoody LLP, independent chartered accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) which is also incorporated herein by reference, in reliance upon such report given up the authority of said firm as experts in accounting and auditing.

The financial statements of WorldWide Online Corp.  (the predecessor Company), incorporated by reference in this reoffer prospectus, have been audited by BDO Dunwoody LLP, independent chartered accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the predecessor company's ability to continue as a going concern) which is also incorporated herein by reference, in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common shares offered by this reoffer prospectus will be passed upon for us and the selling stockholders by Clark, Wilson, Vancouver, British Columbia, Canada.

MATERIAL CHANGES

There have been no material changes to the affairs of our company since December 31, 2002 which have not previously been described in a report on Form 10-QSB or Form 8-K.

INCORPORATION OF DOCUMENTS BY REFERENCE

See Part II, Item 3 on page 14 herein for a list of documents filed by our company with the United States Securities and Exchange Commission (the "SEC") which are incorporated herein by reference.

AVAILABLE INFORMATION

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement.  We have not authorized anyone else to provide you with different  information.  The common stock is not being offered in any state where the offer is not permitted.  You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

We file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934.  You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.  Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1.

The description of our company's common stock contained in our registration statement on Form 10-SB/A (SEC file number 000-30685), filed with the Securities and Exchange Commission on December 18, 2000, including all amendments and reports for the purpose of updating such description;

2.

Our Annual Report on Form 10-KSB filed on May 12, 2003;

3.

Our Quarterly Report on Form 10-QSB, filed on May 27, 2003;

4.

Our Quarterly Report on Form 10-QSB, filed on August 20, 2003;

5.

Our Current Report on Form 8-K, filed on September 29, 2003

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person to whom a copy of this reoffer prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this reoffer prospectus (excluding exhibits, unless the exhibits are specifically incorporated by reference into the information the reoffer prospectus incorporates).  Requests should be directed to the Chief Executive Officer, Carmina Technologies Inc., Suite 810, 540 8th Avenue S.W., Calgary, Alberta, Canada, T2P 0M2.  Our telephone number is 403.269.5369.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation state that:

"The Corporation shall indemnify any person who is or was a director to the maximum extent provided by statute."

"The Corporation shall indemnify any person who is or was an officer, employee or agent of the Corporation who is not a director to the maximum extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the Corporation's shareholders or directors, or in a contract."

"The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation and who while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of the statute."

and that

"A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the Corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation op law, (iii) for acts specified under Section 16-10-44 of the Utah Revised Business Corporation Act or any amended or successor provision thereof, or (iv) for any transaction from which the directors derived an improper personal benefit. If the Utah Revised Business Corporation Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Utah Revised Business Corporation Act, as so amended."

"Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

Further, Section 16-10a-841, Utah Code Annotated (U.C.A.), specifically authorizes a Utah corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if his conduct was in good faith; and he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. In addition, it also authorizes a Utah corporation to limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except for: liability for the amount of a financial benefit received by a director to which he is not entitled; an intentional infliction of harm on the corporation or the shareholders; a violation of section 16-10a-842, U.C.A.; or an intentional violation of criminal law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.

Exemption from Registration Claimed.

Not Applicable.

Item 8.

Exhibits.

4.1

2003 Stock Option Plan, effective September 16, 2003

4.2

Form of Stock Option Agreement

5

Opinion of Clark, Wilson

23.1

Consent of Clark, Wilson (included in Exhibit 5)

23.2

Consent of  BDO Dunwoody LLP on Carmina Technologies, Inc.

23.3

Consent of BDO Dunwoody LLP on WorldWide Online Corp. (the predecessor company)

24

Power of Attorney (included in signature page)

Item 9.

Undertakings.

(a)

We hereby undertake:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta on September 29, 2003.

CARMINA TECHNOLOGIES INC.

By:       /s/ John. M. Alston

__________________________________________________

By: John M. Alston, President, Chief Executive Officer and Director

By:    /s/ Glen R. Alston

__________________________________________________
By: Glen R. Alston, Chief Financial Officer,
Principal Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints John M. Alston as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By:    /s/ John M. Alston

__________________________________________________

John M. Alston, President, CEO, and Director
September 29, 2003

By:    /s/ Richard M. Day

__________________________________________________

Richard M. Day, Chairman and Director
September 29, 2003

By:    /s/ Steve Kohalmi

__________________________________________________

Steve Kohalmi, Director of Technology and Director

September 29, 2003

By:    /s/ Thomas W. Whittingham

__________________________________________________

Thomas W. Whittingham, Director
September 29, 2003

By:    /s/ Bernard Benning

__________________________________________________

Bernard Benning, Director
September 29, 2003